SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954) 917-6655

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

99.1	News Release issued by Visual Data Corporation on May 20, 2003

Item 9. Regulation FD Disclosure.

     On May 20, 2003 Visual Data announced that it had received a letter from The Nasdaq Market Stock advising it that a Nasdaq Listing Qualifications Panel had determined to continue the listing of Visual Data’s common stock on the Nasdaq SmallCap Market pursuant to certain exceptions. A copy of the press release is attached as Exhibit 99.1 to this Report.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: May 28, 2003	By: /s/ Randy S. Selman

Randy S. Selman, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Visual Data Corporation on May 20, 2003

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